EXHIBIT 99.1

The Neiman Marcus Group, Inc.
Selected Segment Information
Fiscal Years ended August 3, 2002 and July 28, 2001

	Quarter ended
						Year ended
(in thousands, except comparable	October 27,	January 26,	April 27,	August 3,		August 3,
revenues percentage)	2001	2002	2002	2002 (1)		2002 (1)

Current Basis of Presentation:
Direct Marketing:
Revenues	$101,798	$144,394	$101,749	$96,078		$444,019
Comparable revenues increase (decrease)	(2.8%)	1.2%	1.3%	0.7	% (2)	0.2	% (3)

Operating earnings (losses)	$(2,325)	$8,279	$10,356	$6,525		$22,835
Other:
Revenues	$18,404	$17,978	$17,632	$17,104		$71,118
Operating losses	$(3,315)	$(2,694)	$(5,659)	$(7,325)		$(18,993)
Prior Basis of Presentation:
Direct Marketing:
Revenues	$96,583	$132,075	$92,866	$86,100		$407,624
Comparable revenues increase (decrease)	(6.1%)	(4.4%)	(4.1%)	(6.0	%)(2)	(5.1	%)(3)
Operating earnings	$508	$8,522	$11,528	$7,344		$27,902
Other:
Revenues	$23,619	$30,297	$26,515	$27,082		$107,513
Operating losses	$(6,148)	$(2,937)	$(6,831)	$(8,144)		$(24,060)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Quarter ended
					Year ended
(in thousands, except comparable	October 28,	January 27,	April 28,	July 28,	July 28,
revenues percentage)	2000	2001	2001	2001	2001

Current Basis of Presentation:
Direct Marketing:
Revenues	$104,742	$142,631	$100,443	$90,063	$437,879
Comparable revenues increase (decrease)	10.2%	10.7%	6.0%	3.7%	8.0%

Operating earnings (losses)	$1,770	$5,150	$4,419	$(274)	$11,065
Other:
Revenues	$19,895	$20,364	$17,568	$15,022	$72,849
Operating losses	$(971)	$(602)	$(1,781)	$(5,306)	$(8,660)
Prior Basis of Presentation:
Direct Marketing:
Revenues	$102,764	$138,252	$96,789	$86,554	$424,359
Comparable revenues increase (decrease)	8.3%	8.8%	3.8%	1.0%	5.9%
Operating earnings	$6,587	$7,515	$6,743	$3,118	$23,963
Other:
Revenues	$21,873	$24,743	$21,222	$18,531	$86,369
Operating losses	$(5,788)	$(2,967)	$(4,105)	$(8,698)	$(21,558)

(1)	Includes 53rd week.

(2)	Comparable revenues presented are for the 13 week period ended July 27, 2002 compared to the 13 week period ended July 28, 2001.

(3)	Comparable revenues presented are for the 52 week period ended July 27, 2002 compared to the 52 week period ended July 28, 2001.